UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.001 per share	AERI	Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2019, Aerie Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, Aerie Distribution, Inc. (the “Subsidiary Guarantor”), the other Loan Parties (as defined therein) party thereto from time to time, the lenders party thereto, and Deerfield Private Design Fund III, L.P. (“DPD III”), as agent for itself and the lenders party thereto from time to time (the “Agent”). The Amended Credit Agreement amends and restates the Credit Agreement, dated as of July 23, 2018 (the “2018 Credit Agreement”), by and among the Company, the Subsidiary Guarantor, the lenders from time to time party thereto and DPD III, as agent. The Company also entered into an Amended and Restated Guaranty and Security Agreement (the “Amended Security Agreement”), by and among the Company, the Subsidiary Guarantor, the other Grantors and Guarantors (each as defined therein) party thereto from time to time and DPD III, as agent. The Amended Security Agreement amends and restates the Guaranty and Security Agreement, by and among the Company, the Subsidiary Guarantor, the other Grantors and Guarantors (each as defined therein) party thereto from time to time and DPD III, as agent.

The Amended Credit Agreement amends the 2018 Credit Agreement to provide for an additional senior secured delayed draw term loan facility in an aggregate principal amount of $100.0 million (the “Additional Credit Facility”), which the Company may draw in one or more borrowings at any time prior to July 23, 2020, subject to the satisfaction of certain conditions described in the Amended Credit Agreement. In addition to the Additional Credit Facility, the $100.0 million senior secured delayed draw term loan facility provided for in the Restated Credit Agreement (the “Existing Credit Facility”) continues to be provided under the Amended Credit Agreement. Amounts drawn under the Additional Credit Facility and the Existing Credit Facility mature on July 23, 2024. No amounts under the Additional Credit Facility or the Existing Credit Facility were drawn at the time of the initial effectiveness thereof.

Amounts drawn under the Additional Credit Facility will bear interest at a rate per annum of LIBOR (subject to a floor of 2%) plus 7.20%, up to a maximum rate of 13.00%, and if prepaid prior to July 23, 2022, will be subject to required amortization, and prepayment premiums (including “make whole” interest if prepaid on or prior to July 23, 2020), as set forth in the Amended Credit Agreement. Fees on undrawn amounts under the Additional Credit Facility are 2.0% per annum and accrue through, and are payable on, the earlier of July 23, 2020 and the termination of the Additional Credit Facility. No principal payments will be due on drawn amounts under the Additional Credit Facility, if any, until July 23, 2020. The Company is required to pay the lenders an exit fee upon termination of the Additional Credit Facility of $2.625 million if undrawn, or $5.25 million if any amounts have been drawn, which fee (or applicable portion thereof) will be payable in connection with any repayment of drawn amounts and, to the extent not previously paid, upon the maturity of the Additional Credit Facility. The material terms of the Existing Credit Facility under the Amended Credit Agreement remain unchanged.

The Amended Credit Agreement contains various representations and warranties, and affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, undergo fundamental changes, dispose of assets, make investments, enter into transactions with affiliates, and make restricted payments, in each case subject to limitations and exceptions set forth in the Amended Credit Agreement. In addition, the Amended Credit Agreement contains a covenant pursuant to which the Company is required to have net sales above certain amounts for certain periods as specified in the Amended Credit Agreement.

The Amended Credit Agreement also provides for events of default, subject to certain grace periods and materiality thresholds set forth therein, including upon the failure to pay principal and interest when due, inaccuracy of the Company’s and its subsidiaries’ representations and warranties to the lenders, failure to comply with the covenants under the Amended Credit Agreement, the Amended Security Agreement and the other loan documents, insolvency or the occurrence of certain bankruptcy-related events in respect of the Company and its subsidiaries, judgments against the Company and its subsidiaries, cross-default to other indebtedness of the Company and its subsidiaries, certain material adverse events taken by the U.S. Food and Drug Administration or other governmental authority or any material recalls or settlements, in respect of the Company’s products, changes in healthcare laws that would materially affect the Company, and change of control. If any event of default were to occur, and continue beyond any applicable cure period, the lenders may require immediate payment of all obligations under the Amended Credit Agreement and may exercise certain other rights and remedies provided for under the Amended Credit Agreement, the other loan documents and applicable law.

The Company’s obligations under the Amended Credit Agreement are required to be guaranteed by the Subsidiary Guarantor and any future subsidiaries meeting materiality thresholds and certain other requirements set forth in the Amended Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the assets of the Company, the Subsidiary Guarantor and any future additional guarantors pursuant to the Amended Security Agreement.

The foregoing descriptions of the Amended Credit Agreement and the Amended Security Agreement do not purport to be complete and are qualified in its entirety by reference to the Amended Credit Agreement and the Amended Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On May 2, 2019, the Company issued a press release announcing the entry into the Amended Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The information this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of this information in Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits relating to Item 1.01 are filed herewith:

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2019, by and among Aerie Pharmaceuticals, Inc., Aerie Distribution, Inc., the other Loan Parties (as defined therein) party thereto from time to time, the lenders party thereto, and Deerfield Private Design Fund III, L.P., as agent for itself and the lenders party thereto from time to time.

10.2	Amended and Restated Guaranty and Security Agreement, dated as of May 2, 2019, by and among Aerie Pharmaceuticals, Inc., the other Grantors and Guarantors (each as defined therein) party thereto from time to time, and Deerfield Private Design Fund III, L.P., as agent.

The following exhibit relating to Item 7.01 is furnished herewith:

99.1	Press Release dated May 2, 2019.

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2019, by and among Aerie Pharmaceuticals, Inc., Aerie Distribution, Inc., the other Loan Parties (as defined therein) party thereto from time to time, the lenders party thereto, and Deerfield Private Design Fund III, L.P., as agent for itself and the lenders party thereto from time to time.

10.2	Amended and Restated Guaranty and Security Agreement, dated as of May 2, 2019, by and among Aerie Pharmaceuticals, Inc., the other Grantors and Guarantors (each as defined therein) party thereto from time to time, and Deerfield Private Design Fund III, L.P., as agent

99.1	Press Release dated May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: May 3, 2019	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer